Exhibit 10.1

AMENDMENT

TO AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT, dated as of April 24, 2017 (this “Amendment”), is entered into by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), as transferor (the “Transferor”), Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) of Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuer”), and Nissan Motor Acceptance Corporation (“NMAC”), as servicer (the “Servicer”).

RECITALS:

WHEREAS, the parties hereto have entered into the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as amended by (i) the First Agreement of Modification to Transaction Documents, dated as of February 12, 2010, between the Transferor, the Issuer, NMAC and the Owner Trustee and (ii) the Second Agreement of Modification to Transaction Documents, dated as of May 23, 2012, between the Transferor, the Issuer, NMAC, the Owner Trustee and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), and as further amended, supplemented, amended or restated or otherwise modified from time to time, the “Transfer and Servicing Agreement”);

WHEREAS, the parties hereto wish to agree to modify the Transfer and Servicing Agreement pursuant to Section 8.01(a) thereof as of the Effective Date in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Agreement.

Section 1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions attached to the Transfer and Servicing Agreement (the “Annex of Definitions”).

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to Transfer and Servicing Agreement. As of the Effective Date:

(a) Section 2.05 of the Transfer and Servicing Agreement is hereby amended by inserting the following new clause (l) after clause (k) where it appears therein:

“(l) To the extent that the sum of (i) the Seller’s Interest and (ii) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein) is less than the Required Seller’s Interest as of the last day of any Collection Period (the “RR Measurement Date”), the Transferor shall cause the Seller’s Interest to be increased to an amount such that the sum of (i) the Seller’s Interest and (ii) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein) will be equal to or greater than the Required Seller’s Interest on or before the following RR Measurement Date; provided, however, that this clause (l) shall not be applicable if Regulation RR shall no longer require compliance with the terms hereof; and provided, further, that failure to satisfy the foregoing covenant shall not constitute a breach of this Agreement if at the time of such failure, NMAC, as sponsor, shall otherwise be in compliance with the requirements of Regulation RR with respect to the securitization transaction contemplated by the Transaction Documents. In no event shall the Owner Trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR or other rules or regulations relating to risk retention. The Owner Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Investor, the Transferor, the Servicer, NMAC or any other person for violation of such rules now or hereinafter in effect.”

(b) Article V of the Transfer and Servicing Agreement is hereby amended by inserting the following new Section 5.09 at the end thereof:

“Section 5.09 Compliance with EU Retention Rules.

“NMAC hereby confirms, represents and warrants to and agrees with, and irrevocably and unconditionally undertakes, solely for the benefit of each Applicable Investor, in connection with the EU Retention Rules, on an ongoing basis, so long as any Notes remain Outstanding, that:

(a) NMAC, as “originator” for the purposes of the EU Retention Rules, currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than 5% of the nominal value of the securitized exposures, in the form of an originator’s interest in accordance with the text of option (b) of each of Article 405(1) of the CRR, Article 51(1) of the AIFM Regulation and Article 254(2) of the Solvency II Regulation, in each case as in effect on the RR Amendment Effective Date, by holding all the membership interest in NWRC II, which in turn holds all or part of the Transferor Interest (the “Retained Interest”);

(b) NMAC will not (and will not permit NWRC II or any of its other affiliates to) sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest if, as a result, NMAC would not retain a material net economic interest in an amount that is not less than 5% of the nominal value of the securitized exposures, except to the extent permitted in accordance with the EU Retention Rules;

(c) NMAC will not change the manner in which it retains its net economic interest in the securitized exposures while any Notes are outstanding, except under exceptional circumstances in accordance with the EU Retention Rules; and

(d) NMAC will provide ongoing confirmation of NMAC’s continued compliance with its obligations described in (a) and (b) above in or concurrently with the delivery of each Payment Date Statement.

For purposes of this Section 5.09, the “nominal value of the securitized exposures” means the Adjusted Pool Balance, and the amount of the Retained Interest means the excess of the Adjusted Pool Balance over the sum of the Invested Amounts with respect to all Series.

None of the Issuer, the Seller, the Servicer, the Depositor, any other parties to the Transactions Documents and none of their respective Affiliates makes any representations as to whether the matters set forth above in this Section 5.09 are sufficient for compliance with any EU Retention Rules.”

(c) The definition of “Eligible Investments” in the Annex of Definitions is hereby amended and restated in full to read as follows:

““Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2) certificates of deposit having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuing Entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of each Rating Agency;

(3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuing Entity’s investment or contractual commitment to invest, a rating in the highest rating category of each Rating Agency;

(4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of each Rating Agency;

(5) investments in registered money market funds having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of each Rating Agency, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(6) any other investment upon providing ten days prior notice to each Rating Agency then rating the Notes and so long as no Rating Agency informs the Servicer that the additional form of investment will result in the withdrawal or reduction of the then-existing rating of the Notes or any other outstanding series or class of Notes for which it is providing a rating; provided, however, that with respect any investment of funds on deposit in the Excess Funding Account or any Accumulation Account, “Eligible Investments” shall include only the investments listed in clauses (1) through (5) above.”

(d) The Annex of Definitions is hereby amended by inserting the following new defined terms in proper alphabetical order:

“Adjusted Note Balance” means, as of any date of determination and for any Series, the excess of (i) aggregate principal balance of all outstanding Notes of such Series other than Risk Retention Retained Notes over (ii) the product of (x) a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all outstanding Notes of such Series other than Risk Retention Retained Notes and the denominator of which is the aggregate principal balance of all outstanding Notes of such Series (including any Risk Retention Retained Notes) and (y) the amount on deposit in the Accumulation Account for such Series (excluding any investment earnings on deposit therein), in each case, as of such date of determination.

“Aggregate Adjusted Note Balance” means, as of any date of determination, the aggregate Adjusted Note Balances for all outstanding Series.

“AIFM Regulation” means Commission Delegated Regulation (EU) No. 231/2013 of December 19, 2012, implementing Article 17 of EU Directive 2011/61/EU of June 8, 2011 on Alternative Investment Fund Managers.

“Applicable Investor” means each holder of a beneficial interest in any Note that is (i) an EEA credit institution or investment firm subject to the CRR, or affiliate of such a credit institution or firm that is subject to consolidated supervision under the CRR; (ii) an EEA insurer or reinsurer subject to the Solvency II Regulation; or (iii) an EEA alternative investment fund manager to which the AIFM Regulation applies.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013, on prudential requirements for credit institutions and investment firms.

“EEA” means the European Economic Area.

“EU Retention Rules” means: (i) Part Five (Articles 404 – 410) of the CRR, together with the related implementing technical standards (Commission Implementing Regulation (EU) No 602/2014 of June 4, 2013) and regulatory technical standards (Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014) and any related regulatory guidance; (ii) Section 5 of Chapter III (Articles 50 – 56) of the AIFM Regulation, together with any related regulatory guidance or technical standards; and (iii) Chapter VIII of Title I (Articles 254 – 257) of the Solvency II Regulation, together with any related regulatory guidance or technical standards, each as in effect as of the RR Amendment Effective Date.

“Net Pool Balance” means, as of any date of determination (i) the Pool Balance minus (ii) the sum of (x) the aggregate principal balance of all Ineligible Receivables and (y) the sum of the Dealer Overconcentrations for all outstanding Series, in each case, as of such date of determination.

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Securities and Exchange Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Required Seller’s Interest” means, as of any date of determination, the product of (i) 5% and (ii) the Aggregate Adjusted Note Balance as of such date of determination.

“Risk Retention Retained Note” means any Note that is retained by NMAC or a Wholly-owned Affiliate thereof upon initial issuance thereof and at all times thereafter and is designated as a “Risk Retention Retained Note” pursuant to the related Indenture Supplement.

“RR Amendment Effective Date” means April 24, 2017.

“RR Measurement Date” is defined in Section 2.05(l).

“Seller’s Interest” means, as of any date of determination, the excess of (a) the Net Pool Balance as of such date of determination over (b) the Aggregate Adjusted Note Balance as of such date of determination.

“Solvency II Regulation” means Commission Delegated Regulation (EU) No. 2015/35 of October 10, 2014, implementing Article 135(2) of EU Directive 2009/138/EC of November 25, 2009 on the taking up and pursuit of the business of insurance and reinsurance, as amended by EU Directive 2014/51/EU of April 16, 2014.

“Wholly-owned Affiliate” has the meaning specified in Rule 2 of Regulation RR.

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon receipt by NMAC of counterparts of this Agreement executed by NMAC, as Servicer and as Seller, NWRC II, as Transferor and as Buyer and the Owner Trustee, this Amendment shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate in accordance with Section 8.01(a)(i) of the Transfer and Servicing Agreement;

(b) receipt by the Indenture Trustee and the Owner Trustee of a Required Federal Income Tax Opinion in accordance with Section 8.01(a)(ii) of the Transfer and Servicing Agreement;

(c) satisfaction of the Rating Agency Condition with respect to this Agreement in accordance with Section 8.01(a)(iii) of the Transfer and Servicing Agreement; and

(d) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel in accordance with Sections 8.02(d) and 8.13 of the Transfer and Servicing Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Transfer and Servicing Agreement Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Transfer and Servicing Agreement remain in full force and effect and are hereby ratified and confirmed by the parties hereto. After the Effective Date all references in the Transaction Documents to the Transfer and Servicing Agreement shall mean the Transfer and Servicing Agreement as modified hereby.

Section 4.2 Governing Law. This Agreement shall be governed by the governing law described in Section 8.05 of the Transfer and Servicing Agreement.

Section 4.3 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer and as Seller

By:	/s/ Riley A. McAndrews
Name:	Riley A. McAndrews
Title:	Assistant Treasuer

NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor and as Buyer

By:	/s/ Riley A. McAndrews
Name:	Riley A. McAndrews
Title:	Assistant Treasuer

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

S-1	NMOTR Amendment to Transfer and Servicing Agreement